Exhibit 99.4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of EdgeMode, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of EdgeMode, Inc. (the Company) as of December 31, 2021 and December 31, 2020, the related statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2021 and for the period of March 9, 2020 (inception) to December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and December 31, 2020, and the results of its operations and its cash flows for the years ended December 31, 2021 and for the period of March 9, 2020 (inception) to December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company began operations in 2020, has incurred net losses from operations since inception, and has an accumulated deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

1

Revenue Recognition

As disclosed in Note 2 of the financial statements, the Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. The Company provides computing power in cryptocurrency transaction verification services to certain mining pool operators. The transaction consideration received by the Company, if any, is a non-cash consideration, which the Company measures at fair value on the date received.

The principal consideration for our determination that performing procedures related to revenue recognition is a critical audit matter is due to the complexities involved in auditing the completeness and occurrence of the revenue recognized by the Company.

To form our overall opinion on the financial statements, we performed substantive procedures and evaluated third-party audit evidence. Additionally, these procedures included independently vouching certain financial and performance data directly with the blockchain network and mining pool operators, performing substantive analytical procedures to determine the completeness and occurrence of digital assets rewarded to the Company as consideration for services rendered, and observing the digital asset balances directly from the Company’s wallets.

/s/ M&K CPAS, PLLC

Houston, TX

May 4, 2022

2

EdgeMode

Balance Sheets

	December 31, 2021	December 31, 2020

ASSETS
Current assets:
Cash	$23,942	$62,435
Subscription receivable	158,850	–
Prepaid expenses and other current assets	22,373	–
Prepaid hosting services	1,586,297	–

Total current assets	1,791,462	62,435

Intangible assets - cryptocurrencies	303,199	–
Equipment, net	3,520,443	318,500

Total assets	$5,615,104	$380,935

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$145,855	$20,000
Accrued dividends	42,843	–
Equipment notes payable, current	932,273	–
Notes payable	1,657,580	–

Total current liabilities	2,778,551	20,000

Equipment notes payable, net of current	359,925	–

Total liabilities	3,138,476	20,000

Commitments and contingencies

Preferred shares, 300,000 shares authorized, No par value; 127,207 and zero shares issued and outstanding, December 31, 2021 and 2020, respectively.	341,730	–

Stockholders' equity:
Common shares, 3,000,000 shares authorized, No par value; 1,787,151 and 1,166,652 shares issued and outstanding, December 31, 2021 and 2020, respectively	5,811,872	436,311
Accumulated deficit	(3,676,974)	(75,376)
Stockholders' equity	2,134,898	360,935

Total liabilities and stockholders' equity	$5,615,104	$380,935

See accompanying notes to the financial statements.

3

EdgeMode

Statements of Operations

	For the year ended December 31, 2021	For the period of March 9, 2020 (inception) to December 31, 2020

Revenue	$1,572,906	$–
Cost of Revenue	1,347,337	–

Gross Profit	225,569	–

Operating expenses:
General and administrative expenses	3,495,161	75,376

Total operating expenses	3,495,161	75,376

Loss from operations	(3,269,592)	(75,376)

Other expense:
Interest expense	(217,467)	–
Gain (loss) on cryptocurrencies	(36,485)	–
Other expense	(35,211)	–
Total other expense, net	(289,163)	–

Loss before provision for income taxes	(3,558,755)	(75,376)

Provision for income taxes	–	–

Net loss	(3,558,755)	(75,376)
Preferred Dividends	(42,843)	–
Net loss to common shareholders	$(3,601,598)	$(75,376)

Loss per common share - basic and diluted	$(2.56)	$(0.07)

Weighted average shares outstanding - basic and diluted	1,409,246	1,133,874

See accompanying notes to the financial statements.

4

EdgeMode

Statements of Stockholders’ Equity

For the year ended December 31, 2021 and For the period of March 9, 2020 (Inception) to December 31, 2020

	Mezzanine Equity
		Preferred		Common		Total
	Preferred	Stock	Common	Stock	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Deficit	Equity
Shares issued to founders upon inception	–	$–	1,000,000	$–	$–	$–

Shares issued in exchange for cash	–	–	27,522	62,499	–	62,499

Shares issued in exchange for assets	–	–	139,130	318,500	–	318,500

Stock-based compensation	–	–	–	55,312	–	55,312

Net loss	–	–	–	–	(75,376)	(75,376)

Balance December 31, 2020	–	–	1,166,652	436,311	(75,376)	360,935

Common shares issued in exchange for cash, net of fees	–	–	285,489	2,493,807	–	2,493,807

Common shares issued in exchange for cryptocurrency	–	–	11,553	162,419	–	162,419

Preferred Shares issued in exchange for cash	125,001	334,980	–	–	–	–

Common shares issued for exercise of options	–	–	54,337	155,433	–	155,433

Common shares issued for exercise of options - cashless	–	–	267,503	–	–	–

Common shares issued for exercise of options - cryptocurrency	–	–	1,617	3,687	–	3,687

Stock-based compensation	2,206	6,750	–	2,530,668	–	2,530,668

Contribution of Crytocurrency from related party	–	–	–	29,547	–	29,547

Preferred dividends	–	–	–	–	(42,843)	(42,843)

Net loss	–	–	–	–	(3,558,755)	(3,558,755)

Balance December 31, 2021	127,207	$341,730	1,787,151	$5,811,872	$(3,676,974)	$2,134,898

See accompanying notes to the financial statements.

5

EdgeMode

Statements of Cash Flows

	For the year ended December 31, 2021	For the period of March 9, 2020 (inception) to December 31, 2020
Operating Activities:
Net loss	$(3,558,755)	$(75,376)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	836,174	–
Stock-based compensation	2,537,418	55,312
Loss on disposal of fixed assets	34,933	–
Loss on cryptocurrency transactions	36,485	–
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(1,608,670)	–
Cryptocurrencies - mining	(1,572,906)	–
Accounts payable and accrued expenses	125,855	20,000
Lease liabilities	44,329	–

Net cash provided by (used in) operating activities	(3,125,137)	(64)

Investing Activities:
Purchase of equipment	(1,339,000)	–
Proceeds from sale of equipment	8,000	–
Proceeds from sale of cryptocurrencies	1,043,242	–

Net cash used in investing activities	(287,758)	–

Financing Activities:
Proceeds from issuance of common shares, net of offering costs	2,334,957	62,499
Proceeds from issuance of preferred shares, net of offering costs	334,980	–
Proceeds from exercise of common stock options	155,433	–
Payments on equipment notes payable	(1,149,393)	–
Proceeds from notes payable	1,700,000	–
Payments on notes payable	(1,575)	–
Net cash provided by financing activities	3,374,402	62,499

Net change in cash	(38,493)	62,435
Cash - beginning of period	62,435	–
Cash - end of period	$23,942	$62,435

Supplemental Disclosures:
Interest paid	$217,467	$–
Income taxes paid	$–	$–

Supplemental Disclosures of Noncash Financing Information:
Shares issued for cryptocurrency assets	$162,419	$–
Equipment financed with notes payable	$2,441,591	$–
Shares issued for assets	$–	$318,500
Accrued dividends	$42,843	$–
Equipment purchased with cryptocurrency assets	$363,008	$–
Equipment sold in exchange for cryptocurrency assets	$62,549	$–
Subscription receivable	$158,850	$–
Loans settled through release of restricted cryptocurrency assets	$85,174	$–
Cryptocurrency assets contributed by related party	$29,547	$–
Option exercise paid with cryptocurrency assets	$3,687	$–

See accompanying notes to the financial statements.

6

EdgeMode

Notes to Financial Statements

As of December 31, 2021

NOTE 1 – Nature of Operations

EDGEMODE (which may be referred to as the “Company”, “we,” “us,” or “our”) is a corporation organized under the laws of Wyoming. The Company was originally incorporated as EdgeMode LLC on March 9, 2020 and then converted EdgeMode as of June 17, 2020. The Company is engaged in the cryptocurrency sector, mainly in digital currency mining and high-performance computing.

Merger Agreement

Effective January 31, 2022 (the “Effective Time”), the Company and Fourth Wave Energy, Inc., a Nevada corporation (“Fourth Wave”), FWAV Acquisition Corp., a Wyoming corporation and wholly owned subsidiary of Fourth Wave (the “Acquisition Subsidiary”) closed an Agreement and Plan of Merger and Reorganization dated December 2, 2021 (the “Merger Agreement”). In accordance with the Merger Agreement, Acquisition Subsidiary merged with and into the Company (the “Merger” or “Transaction”), with the Company remaining as the surviving entity after the Merger and becoming a wholly owned subsidiary of Fourth Wave. Pursuant to the Merger, the shares of common stock, no par value per share, of the Company issued and outstanding immediately prior to the Effective Time, represent 80% of Fourth Wave’s outstanding common stock on a fully diluted basis (or 313,950,672 shares of common stock) (the “FWAV Merger Shares”). Furthermore, pursuant to the terms of the Merger the Company’s outstanding shares of Series Seed Preferred Stock converted to Company common stock prior to the closing of the Transaction and such former preferred shareholders received their pro rata share of the FWAV Merger Shares. At the Effective Time Charlie Faulkner and Simon Wajcenberg, the principals of the Company, were appointed directors and executive officers of Fourth Wave. In addition, Charlie Faulkner and Simon Wajcenberg entered into employment agreements with Fourth Wave.

Simultaneously with the Merger, approximately $4,574,132 of principal and interest of outstanding notes previously issued by Fourth Wave automatically converted into an aggregate of 18,296,528 shares of Fourth Wave’s common stock issued to 31 former Fourth Wave noteholders. Furthermore, the Fourth Wave Notes (as defined below) will be consolidated as part of the ongoing business. At the Effective Time Fourth Wave has nominal liabilities, excluding the liabilities of the Company.

NOTE 2 – Summary of significant Accounting Policies

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("US GAAP"). The accompanying financial statements include all the information and notes required by GAAP for complete financial statements. In the opinion of management, all adjustments considered necessary for the fair presentation of the financial statements for the years presented have been included.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

7

Risks and Uncertainties

The Company's business and operations are sensitive to general business and economic conditions in the United States and other countries that the Company operates in. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations.

Concentration of Credit Risk

Periodically, the Company may carry cash balances at financial institutions in excess of the federally insured limit of $250,000. As of December 31, 2021, the Company had no amounts in excess of the FDIC insurance limit. The Company has not experienced losses on these accounts and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account.

Fixed Assets

Equipment is recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which range from three to fifteen years.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of the assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

Long-Lived Assets – Cryptocurrencies

We account for our cryptocurrencies, intangible assets and long-term license agreement in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 350-30, General Intangibles Other Than Goodwill, and ASC Subtopic 360-10-05, Accounting for the Impairment or Disposal of Long-Lived Assets. ASC Subtopic 350-30 requires assets to be measured based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable. Our cryptocurrencies are deemed to have an indefinite useful life; therefore amounts are not amortized, but rather are assessed for impairment as further discussed in our impairment policy. Under ASC Subtopic 350-30 any intangible asset with a useful life is required to be amortized over that life and the useful life is to be evaluated every reporting period to determine whether events or circumstances warrant a revision to the remaining period of amortization. If the estimate of useful life is changed the remaining carrying amount of the intangible asset is amortized prospectively over the revised remaining useful life. Costs of internally developing, maintaining, or restoring intangible assets are recognized as an expense when incurred.

8

Fair Value Measurements

Generally accepted accounting principles define fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

•	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•	Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

•	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

The Company has no assets or liabilities valued using level 1, level 2, or level 3 inputs as of December 31, 2021.

Income Taxes

Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Any deferred tax items of the Company have been fully valued based on the determination of the Company that the utilization of any deferred tax assets is uncertain.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

Revenue Recognition

We recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers. This standard provides a single comprehensive model to be used in the accounting for revenue arising from contracts with customers and supersedes current revenue recognition guidance, including industry-specific guidance. The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

9

The Company has entered into digital asset mining pools by executing contracts, as amended from time to time, with the mining pool operators to provide computing power to the mining pool. The contracts are terminable at any time by either party and the Company’s enforceable right to compensation only begins when the Company provides computing power to the mining pool operator. In exchange for providing computing power, the Company is entitled to a fractional share of the fixed cryptocurrency award the mining pool operator receives (less digital asset transaction fees to the mining pool operator which are recorded as a component of cost of revenues), for successfully adding a block to the blockchain. The terms of the agreement provides that neither party can dispute settlement terms after thirty-five days following settlement. The Company’s fractional share is based on the proportion of computing power the Company contributed to the mining pool operator to the total computing power contributed by all mining pool participants in solving the current algorithm.

Providing computing power in digital asset transaction verification services is an output of the Company’s ordinary activities. The provision of providing such computing power is the only performance obligation in the Company’s contracts with mining pool operators. The transaction consideration the Company receives, if any, is noncash consideration, which the Company measures at fair value on the date received, which is not materially different than the fair value at contract inception or the time the Company has earned the award from the pools. The consideration is all variable. Because it is not probable that a significant reversal of cumulative revenue will not occur, the consideration is constrained until the mining pool operator successfully places a block (by being the first to solve an algorithm) and the Company receives confirmation of the consideration it will receive, at which time revenue is recognized. There is no significant financing component in these transactions.

Fair value of the cryptocurrency award received is determined using the closing price of the related cryptocurrency on the day of receipt. There is currently no specific definitive guidance under GAAP or alternative accounting framework for the accounting for cryptocurrencies recognized as revenue or held, and management has exercised significant judgment in determining the appropriate accounting treatment. In the event authoritative guidance is enacted by the FASB, the Company may be required to change its policies, which could have an effect on the Company’s consolidated financial position and results from operations.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with the provisions of ASC 718 Stock Compensation (ASC 718) and Equity-Based Payments to Non-employees pursuant to ASC 2018-07 (ASC 2018-07). All transactions in which the consideration provided in exchange for the purchase of goods or services consists of the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty’s performance is complete or the date at which a commitment for performance by the counterparty to earn the equity instruments is reached because of sufficiently large disincentives for nonperformance.

The Company accounts for equity-based transactions with non-employees under the provisions of ASC Topic No. 505-50, “Equity-Based Payments to Non-Employees” (“Topic No. 505-50”). Topic No. 505-50 establishes that equity-based payment transactions with non-employees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

Advertising

The Company expenses advertising costs as they are incurred.

Recent Accounting Pronouncements

There are no recently issued accounting pronouncements that the Company has yet to adopt that are expected to have a material effect on its financial position, results of operations, or cash flows.

10

NOTE 3 – Going Concern

These financial statements are prepared on a going concern basis. The Company began operations in 2020 and incurred a cumulative loss since inception. The Company’s ability to continue is dependent upon management’s plan to raise additional funds and achieve profitable operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is not able to continue as a going concern.

NOTE 4 – Related Party Transactions

As of December 31, 2021 and 2020, the Company has accrued $0 and $20,000 for officer compensation.

During the period from March 9, 2020 (inception) to December 31, 2020, the Company issued 1,000,000 shares to the founders.

During the year ended December 31, 2020 the Company issued 139,130 common shares in exchange for fixed assets valued at $318,500 based on the fair value of the assets purchased from an entity controlled by Roger Dixon, who was a director of the Company at the time of the transaction.

During the year ended December 31, 2021, in connection with the equity fundraisings the Company paid $47,500 in advisory fees in relation to the preferred share fundraising and $168,500 in fees in relation to the common share fundraising. The fees were paid to an entity that is controlled by Simon Wajcenberg and Charles Faulkner, who are each directors of the Company.

During the year ended December 31, 2021, a director of the Company contributed cryptocurrencies to the company with a value of $29,547, which was accounted for as a capital contribution.

During the year ended December 31, 2021, the directors of the company were granted 170,466 options to purchase common shares with a value of $1,603,563 as discussed in Note 7.

NOTE 5 - Prepaid Hosting Services

Prepaid hosting services are amounts paid to secure the use of data hosting services at a future date or continuously over one or more future periods. When the prepaid hosting services are eventually consumed, they are charged to expense. As of December 31, 2021 the company has prepaid a total of $1,586,297 which the company expects to begin using during the third quarter of 2022.

NOTE 6 – Fixed Assets

Fixed assets are stated at cost and depreciated using the straight-line method over their estimated useful lives. When retired or otherwise disposed, the carrying value and accumulated depreciation of the fixed asset is removed from its respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. Expenditures for maintenance and repairs which do not extend the useful lives of the related assets are expensed as incurred.

As of December 31, 2021 and 2020 fixed assets were made up of the following:

	Estimated
	Useful
	Life	December 31,	December 31,
	(years)	2021	2020
Cryptomining equipment	2-5 years	$2,615,721	$–
Cryptomining equipment - not in service		1,737,186	318,500
		4,352,907	318,500
Accumulated depreciation		(832,464)	–
Net book value		$3,520,443	$318,500

11

Total depreciation expense for the year ended December 31, 2021, was $836,174.

During the year ended December 31, 2021, the company sold cryptomining equipment in exchange for cryptocurrency assets with a value of $62,549 and $8,000 in cash resulting in a loss of $34,933.

As of December 31, 2021 the company had $1,737,186 of equipment that is not yet in service. The company expects to place the equipment into service beginning in September 2022.

NOTE 7 – Equity

The Company has authorized 3,000,000 shares of common stock, with no par value, and as of December 31, 2021 has issued 1,166,652 shares of common stock. All of the common shares have the same voting rights and liquidation preferences. The Company has also authorized 300,000 shares of preferred stock with no par value.

Preferred Shares

The Company is authorized to issue 300,000 shares of preferred stock with no par value per share, of which 261,438 have been designated as Series Seed Preferred Stock (“Series Seed Preferred”), with the remaining shares available for designation from time to time by the Board. As of December 31, 2021, there were 127,201 shares of Series Seed Preferred issued and outstanding. The Board of Directors is authorized to determine any number of series into which the undesignated shares of preferred stock may be divided and to determine the rights, preferences, privileges and restrictions granted to any series of the preferred stock. The Series Seed Preferred have the following characteristics:

●	The shares of Series Seed Preferred are entitled to dividends when, as and if declared by the Board at a rate of 12% per annum on the Original Issue Price. Such dividends shall be cumulative, compounded annually, whether or not earned or declared.
●	Upon the liquidation of the Company, the shares of Series Seed Preferred are entitled to receive, prior to any distribution to the holders of common stock, 200% of the purchase price per share of Series Seed Preferred plus all accrued but unpaid dividends.
●	The Series Seed Preferred plus accrued but unpaid dividends thereon can be converted into common stock, at a conversion rate of $3.06, at any time after the date of issuance. The Series Seed Preferred shares shall automatically be converted into common shares immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement under the Securities Act of 1933, provided that the offering price per share is not less than $7.12 and the aggregate gross proceeds to the corporation are not less than $10,000,000, or upon the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred.
●	Each share of Series Seed Preferred will carry a number of votes equal to the number of shares of common stock into which such Series Seed Preferred may then be converted. The Series A Preferred generally will vote together with the common stock and not as a separate class.
●	Pursuant to the Securities Purchase Agreements, holders of Series Seed Preferred are entitled to unlimited “piggyback” registration rights on registrations by the Company, subject to pro rata cutback at any underwriter’s discretion.

Due to the liquidation premium that would require the Company to redeem the shares in cash at an amount two times the initial investment, the Company accounts for the Series Seed Preferred Stock as temporary equity in accordance with ASC 480. The Series A Preferred Stock is accounted for at redemption value.

During the year ended December 31, 2021, the Company issued 125,001 Series Seed Preferred shares for total cash considerations of $382,480. In connection with the fundraising the Company paid $47,500 in advisory fees to a related party for net cash proceeds of $334,980.

12

During the year ended December 31, 2021, the Company issued 2,206 Series Seed Preferred shares for total fair value of $6,750 for services.

For the year ended December 31, 2021, total dividends applicable to Series Seed Preferred shares were $42,843. The Company did not declare or pay any dividends during the year ended December 31, 2021. Although no dividends have been declared, the cumulative total of preferred shares dividends due to these stockholders upon declaration was $42,843 as of December 31, 2021.

Common shares

During the year ended December 31, 2021, the company issued 297,042 common shares for cash and cryptocurrency proceeds of $2,838,476. In connection with the fundraising the company paid $182,250 in advisory fees, of which $168,500 were paid to a related party, for net cash and cryptocurrency proceeds of $2,656,226.

During the year ended December 31, 2021, the Company issued 55,954 common shares upon the exercise of options for cash and cryptocurrency proceeds of $159,120. In addition, the Company issued 267,503 shares for the exercise of options on a cashless basis.

During the period from March 9, 2020 (inception) to December 31, 2020, the company issued 1,000,000 common shares to the founders.

During the period from March 9, 2020 (inception) to December 31, 2020, the Company issued 27,522 common shares for cash proceeds of $62,499.

During the period from March 9, 2020 (inception) to December 31, 2020, the Company issued 139,130 common shares in exchange for fixed assets valued at $318,500.

During the year ended December 31, 2021, a director of the Company contributed cryptocurrencies to the company with a value of $29,547, which was accounted for as a capital contribution.

Common stock options

During the year ended December 31, 2021, the Company issued 170,466 options to purchase common shares to its officers in exchange for services valued at $1,603,563 and 241,945 options to purchase common shares to consultants in exchange for services valued at $1,721,790. The Company uses the black-scholes option pricing model to value the options, with exercise prices ranging from $0.00-$6.18, vesting terms that include immediate vesting, annual vesting, and performance-based vesting. The expected term was estimated using the simplified method for employee stock options since the Company does not have adequate historical exercise data to estimate the expected term. The company expensed $2,530,668 during the year ended December 31, 2021. As of December 31, 2021, the Company has $849,996 of value remaining amortization to be expensed based upon completions of milestones.

During the period from March 9, 2020 (inception) to December 31, 2020, the Company issued an option to purchase 48,519 common shares in exchange for services valued at $110,623. The options have an exercise price of $0.00, vest 50% immediately and the remaining 50% on a quarterly basis through April 2, 2022 and have a contractual term of 10 years. The Company expensed $55,312 as of December 31, 2020.

The following table summarizes the stock option activity for the years ended December 31, 2021 and 2020:

	Options	Weighted-Average Exercise Price Per Share
Granted	48,519	$–
Exercised	–	–
Forfeited	–	–
Expired	–	–
Outstanding, December 31, 2020	48,519	–
Granted	412,411	1.10
Exercised	(323,457)	1.41
Forfeited	–	–
Expired	–	–
Outstanding, December 31, 2021	137,473	$–

13

As of December 31, 2021, the Company had 137,473 stock options that were exercisable with a weighted average exercise price of $0.00. The weighted average remaining life of all outstanding stock options was 9.21 years as of December 31, 2021. Aggregate intrinsic value is calculated as the difference between the exercise price of the underlying stock option and the fair value of the Company’s common stock for stock options that were in-the-money at period end. As of December 31, 2021, the intrinsic value for the options vested and outstanding was $0 and $2,913,053, respectively.

NOTE 8 – Notes Payable

Notes Payable

On June 15, 2021, the Company entered into two note payable agreements for total proceeds of $80,000 to assist in securing hosting facilities from BlockFi Lending LLC. The note bears interest at 9.75% per annum and is due and payable on June 16, 2022. The Company is required to maintain a collateral balance equal to 70% of the outstanding principal balance with the lender. During the year ended December 31, 2021, the loans were settled in full with the cryptocurrency assets held in the restricted wallets. As of December 31, 2021 the loan balances are $0 an no assets are held as restricted by the lender.

On August 20, 2021 the Company entered into a Letter of Intent with Fourth Wave. Pursuant to the Letter of Intent, the Company will, at the closing, have all of the issued and outstanding shares of the Company acquired for that number of shares of the Fourth Wave's common stock which, at closing, will represent 80% of the Fourth Wave's outstanding shares of common stock. On September 30, 2021, the Company entered into a note payable agreement for proceeds of $750,000 to assist in securing hosting facilities (the “Initial Fourth Wave Note”). The note bears interest at 16% per annum and is due and payable on March 31, 2022.

On October 21, 2021, the Company entered into an additional note payable agreement with Fourth Wave for proceeds of $100,000 to assist in securing hosting facilities (the “Second Fourth Wave Note”). The note bears interest at 16% per annum and is due and payable on April 21, 2022.

On December 11, 2021, the Company entered into an additional note payable agreement with Fourth Wave for proceeds of $770,000 to assist in securing hosting facilities (the “Third Fourth Wave Note”). The note bears interest at 16% per annum and is due and payable on June 11, 2022. The Initial Fourth Wave Note, Second Fourth Wave Note and Third Fourth Wave Note are collectively referred to as the “Fourth Wave Notes”. See Footnote 10 – Subsequent Events.

Upon closing of the Merger Agreement, amounts due to Fourth Wave will be consolidated as part of the ongoing business. Effective January 31, 2022, the Company and Fourth Wave, closed on the Merger Agreement.

Equipment Notes Payable

In February 2021, the Company entered into a financing agreement whereby the company agreed to purchase assets related to its crypto mining operations. The financing agreement required a down payment of $199,800 and 24 equal monthly payments of $32,760. The Company used a 15% discount rate to determine the net present value of the loan value of $871,519. The balance of the loan as of December 31, 2021 is $420,741.

In May 2021, the Company entered into a financing agreement whereby the Company agreed to purchase assets related to its crypto mining operations. The financing agreement required a down payment of $299,808, the first month payment of $79,056 and 23 equal monthly payments of $39,528. The Company used a 15% discount rate to determine the net present value of the loan value of $1,148,237. The balance of the loan as of December 31, 2021 is $606,090.

In July 2021, the Company entered into a financing agreement whereby the company agreed to purchase assets related to its crypto mining operations. The financing agreement required a down payment of $100,800 and 24 equal monthly payments of $15,660. The Company used a 15% discount rate to determine the net present value of the loan value of $421,835. The balance of the loan as of December 31, 2021 is $265,367.

14

The following table presents the future maturities and principal payments of all notes payable listed above for the next five years and thereafter are as follows:

Year	Principal Amount
2022	$2,552,273
2023	359,925
2024	–
2025	–
2026	–
Remaining	–
Total	$2,912,198

NOTE 9 – Cryptocurrency Assets

The Company began cryptocurrency mining activities during the year ended December 31, 2021. In addition to mining activities, the Company conducts other business activities using its cryptocurrency assets as compensation. The below table represents the cryptocurrency activities during the year ended December 31, 2021:

Revenue recognized from cryptocurrency mined	$1,572,906
Additions of cryptocurrency - sale of common stock	162,419
Additions of cryptocurrency - exercise of common stock options	3,687
Additions of cryptocurrency - contribution from director	29,547
Addition of cryptocurrency from sale of fixed assets	62,549
Proceeds from sale of cryptocurrencies	(1,043,242)
Fixed assets acquired with cryptocurrency	(363,008)
Settlement of loans with cryptocurrency	(85,174)
realized gain on sale/exchange of cryptocurrencies	(36,485)

Cryptocurrency at December 31, 2021	$303,199

NOTE 10 – Commitments and Contingencies

Legal Contingencies

On February 8, 2022, the Company was notified of a potential lawsuit related to the termination of our Advisory Panel Membership agreement with Taylor Black Wealth, Ltd. (“Taylor”). The Company engaged Taylor for assistance with capital raises and was to be partially compensated with stock options, subject to vesting. Taylor claims that the Company terminated the agreement unlawfully and therefore are still entitled to the remaining unvested options which the Company believes to be cancelled. The total number of stock options being contested is 137,473.

NOTE 11 – Subsequent Events

Subsequent events have been evaluated subsequent to the consolidated balance sheet date of December, 31 2021 through May 4, 2022, the date these condensed consolidated financial statements were available for issuance.

Subsequent to December 31, 2021, the Company issued 5,960 common shares for total cash proceeds of $405,014.

See Footnote 1 above. Effective on the closing of the Merger, the Fourth Wave Notes were consolidated as part of the ongoing business.

15